Response to Item 77D- Policies with respect to security investment

Eaton Vance Large-Cap Core Research Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, summary prospectus and SAI, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Parametric Commodity Strategy Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, summary prospectus and SAI, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.